Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

FCStone Group, Inc. and subsidiaries:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the proxy statement-prospectus.

/s/    KPMG LLP

Des Moines, Iowa

December 6, 2004